[EXHIBIT 4.2]

Certificate Number 1                                   150,000 Shares



                       CARBON RECOVERY CORP.
           Incorporated under the laws of the State of New Jersey



               CLASS A CONVERTIBLE PREFERRED STOCK



     This certifies that Careful Sell Holdings Ltd. is the owner of 150,000 shares of fully paid and nonassessable preferred stock of CARBON RECOVERY CORP. (the ``Corporation''), transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

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   The shares of  Preferred Stock, when issued, will be duly  and validly issued, fully paid and non-assessable. The holders of shares of Class A Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities of the Company convertible into options to purchase such shares.

   Witness the seal of the Corporation and the signatures of its authorized officers affixed _________________, 200_




                       __________________________________________
                                                        President



   SEAL

                       __________________________________________
                                                        Secretary

         Exhibit 4.2

                        Additional Terms

Voting: Each share of Preferred Stock represented by this Certificate is entitled to fifty (50) votes on all matters upon which the common shareholders of the Company may vote.
Dividends: The holders of Preferred Stock represented by this Certificate are entitled to no dividends. Liquidation Rights:
Each share of Preferred Stock represented by this Certificate is entitled to the same liquidation rights as fifty (50) shares of common stock of the Company. Conversion: 1. The shares of Preferred Stock are automatically convertible into 50 shares of common stock on the fifth anniversary of the date of issuance. 2. Upon conversion, the holder of the shares must surrender the certificate or certificates representing the shares to be converted, duly endorsed to the Corporation or in blank, at the principal office of the Corporation with a notice setting forth the name, address and taxpayer identification number of the person or persons to whom a certificate or certificates representing  the  common  stock of the  Corporation  are  to  be issued. 3. Shares of Preferred Stock shall be deemed to be converted at the close of business on the date of the surrender to the Corporation of the properly endorsed certificate or certificates representing the shares. The rights of the holders of the Preferred Stock surrendered shall cease at that time, and the person or persons in whose name or names the certificate or certificates for the common stock are to be issued shall be treated for all purposes as having become record owners of the common stock of the Corporation at that time. However, if certificates are surrendered on a day in which the stock transfer books of the Corporation are closed, the surrender shall be deemed to have occurred on the next succeeding day on which the stock transfer books are open. 4. The Corporation shall at all times reserve and keep available solely for the purpose of issuing upon conversion of Preferred Stock the number of shares of common stock issuable upon conversion of all outstanding
Preferred Stock. 5. At the time of conversion, the Corporation shall pay to the holder of record of any share or shares of Preferred Stock surrendered for conversion any accrued and unpaid dividends on the stock. 6. The issuance of certificates for shares of common stock upon the conversion of Preferred Stock shall be made without charge for any tax with respect to the issuance. However, if any certificate is to be issued in a name or names other than the name or names of the holder of record of Preferred Stock converted, the person or persons requesting the issuance shall pay to the Corporation the amount of any tax that may be payable in connection with any transfer involved in the issuance, or shall establish to the satisfaction of the Corporation that the tax has been paid or is not due and payable.
7. The Corporation shall not be required to issue any fractional shares of common stock upon the conversion of Preferred Stock. If more than one share of Preferred Stock is surrendered for conversion at one time by the same holder, the number of full shares of common stock that shall be issued upon the conversion of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock surrendered. If any interest in a fractional share of common stock would otherwise be deliverable upon the conversion of Preferred Stock, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of the market value at that time of a full share of common stock of the Corporation. 8. If the Corporation subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective. 9. If the Corporation is recapitalized, is consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the holders of Preferred Stock may receive, in lieu of the common stock otherwise issuable to them upon conversion of Preferred Stock, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock. 10. If the Corporation at any time pays to the holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend. 11. Except as provided below, if the Corporation at any time pays any dividend or makes any distribution on its common stock in property other than cash or in common stock of the Corporation, then provision shall be made as part of the terms of the dividend or distribution so that the holders of Preferred Stock surrendered for conversion after the record date for the determination of holders of common stock entitled to the dividend or distribution shall be entitled to receive the same proportionate share of property that they would have been entitled to receive had Preferred Stock been converted immediately prior to the record date. 12. These adjustments shall be made successively if more than one of these events occurs. However, no adjustment in the conversion ratio of Preferred Stock into common stock shall be made by reason of: (a) the payment of a cash dividend on the common stock or on any other class of stock of the Corporation; (b) the purchase, acquisition, redemption, or retirement by the Corporation of any shares of common stock or of any other class of stock of the Corporation, except as provided above in connection with a subdivision or combination of the outstanding common stock of the Corporation;
(c) the issuance, other than as provided above, of any shares of common stock, or of any securities of the Corporation convertible into common stock or into other securities of the Corporation, or of any rights, warrants or options to subscribe for or purchase shares of common stock or other securities of the Corporation, or of any other securities of the Corporation; provided that if the Corporation offers any of its securities or any rights, warrants or options to subscribe for or purchase any of its securities to the holders of its common stock, pursuant to any preemptive or preferential rights granted to the holders of common stock by the certificate of incorporation of the Corporation, or pursuant to any similar rights granted by the board of directors of the Corporation, the Corporation shall mail written notice of the offer to the holders of Preferred Stock at least 20 days prior to the record date for determination of the holders of common stock entitled to receive the offer; (d) the offer by the Corporation to redeem or acquire shares of its common stock by paying or exchanging the stock of another corporation, or the carrying out of a transaction contemplated by an offer of this nature; provided that the Corporation shall mail written notice of the offer to the holders of Preferred Stock at least 20 days prior to the expiration of the offer; or (e) the distribution of stock to holders of common stock of the Corporation, if the issuer of the stock distributed is at the time of the distribution engaged in a business that was previously operated as a division or subsidiary by a corporation acquired by the Corporation and that was distinct from the principal business of the corporation acquired.


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         Exhibit 4.2